UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Business Park Drive Branford, Connecticut	06405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 688-7374

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Amir Jafri to the Board of Directors

On September 15, 2023, the Board of Directors (the “Board”) of Quantum-Si Incorporated (the “Company”) appointed Amir Jafri to the Board, effective as of September 22, 2023. Mr. Jafri will serve for a term to continue until the Company’s next annual meeting of stockholders. In connection with Mr. Jafri’s appointment to the Board, the Board also approved an increase in the size of the Board from eight to nine members.

Mr. Jafri, age 57, is the founder of Immunicom, Inc., a privately held clinical-stage biotechnology company, and has served as its President and Chief Executive Officer since its inception in 2013. Additionally, Mr. Jafri served as Chief Operating Officer at West Health Institute from February 2010 to January 2011. Prior to West Health, Mr. Jafri was VP/CTO, VP R&D and VP Operations at Cardinal Health (NYSE: CAH) from 2003 to 2010. From 2001 to 2003, he served as VP/General Manager of the healthcare technology practice of the Comsys division of ManpowerGroup (NYSE: MAN), a workplace solutions company. Prior to that, Mr. Jafri founded various healthcare startups that were subsequently acquired.  Mr. Jafri has also served as a director of Avive Solutions, Inc., a medical device company, since June 2017. Mr. Jafri received his B.S. from Houston Baptist University with a double major in Chemistry and Biology and a minor in History. Mr. Jafri’s qualifications to serve on the Board include his operational experience as a founder, executive and director in the healthcare and medical device industries.

The Board has affirmatively determined that Mr. Jafri is an independent director pursuant to the Nasdaq Stock Market listing rules. There are no arrangements or understandings between Mr. Jafri and any other person pursuant to which Mr. Jafri was appointed as a director. There are no transactions between Mr. Jafri and the Company that would be reportable under Item 404(a) of Regulation S-K. Mr. Jafri has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Mr. Jafri will be entitled to the standard compensation paid by the Company to all of its nonemployee directors under the Company’s Nonemployee Director Compensation Policy (pro-rated as applicable to reflect the actual time Mr. Jafri will serve on the Board for the year).

Mr. Jafri will also enter into an indemnification agreement in the form the Company has entered into with its other nonemployee directors, which form is filed as Exhibit 10.16 to the Company’s Current Report on Form 8-K, filed by the Company on June 15, 2021 and is incorporated herein by reference.

A copy of the press release announcing Mr. Jafri’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Appointment of Jack Kenny as Chairperson of the Nominating and Corporate Governance Committee

Additionally, on September 15, 2023, the Board, at the recommendation of the Nominating and Corporate Governance Committee (the “Committee”), appointed John Patrick (“Jack”) Kenny, a member of the Committee, as Chairperson of the Committee.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

	By:	/s/ Christian LaPointe, Ph.D.
	Name:	Christian LaPointe, Ph.D.
	Title:	General Counsel

Date: September 21, 2023